Exhibit 99.2

Second Quarter 2011 Conference Call August 2, 2011 Leading the Way

Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are some times identified by words such as “anticipate”, “believe”, “could", “estimate”, “expect”, “intend”, “may”, “should“, “will” and “would”. These forward-looking statements include, without limitation, statements on slide “Third Quarter 2011 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter March 31, 2011 as filed with the SEC, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Safe Harbor Statement 2

For three months ending June 30, 2011 Net Course Registrations by Pay Type  Cash & Other 14% TA 44% Title IV 34% VA 8% Second Quarter 2011 Results:Affordability and quality appear to be key drivers of the AMU/APU value proposition.  Relationship building, referral programs, and interactive media remain highly successful elements of an integrated approach to advertising.  New programs, partnerships, civilian student outreach, and new markets are primary components of the long-term strategy. Pay Type 2Q2011 Growth (Y/Y) Title IV 96% TA 9% VA 21% Cash & Other -1% 3

Civilian Community Growth is key to long-term success New television and radio brand building campaign for APU yielding positive results.AMU’s Military CommunityAMU signs a new Department of Defense (DOD) Memorandum of Understanding (MOU).Military Tuition Assistance (TA) program may be adversely impacted by Department of Defense budget cuts. Collaboration with Learning Community The Higher Learning Commission (“HLC”) reaffirmed APUS accreditation without any stipulations on its affiliation status.Dr. Phil Ice was recognized with the Innovation in Distance Learning Administration Wagner Award at the 2011 Distance Learning Administration Conference. Focus on Quality & Affordability drives continued success in civilian and military communities, strengthens academic reputation, and improves faculty satisfaction. 4

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Appropriate Investments in Quality & Long-Term Success

- **Building Relationships** to develop referrals and meaningful, long-term partnerships with organizations, groups and industries.
  - National Association of Environmental Professionals (NAEP)
- **Investing in Student Services & Infrastructure** to support a larger student population and address new compliance requirements.
  - Sakai conversion proceeding as planned
  - Expanding support for mobile devices and other productivity tools
  - Improving FSA fraud prevention through enhanced identity verification programs/processes
  - New IT disaster recovery site in Texas to open in fourth quarter 2011
- **Entering New Markets** to further diversify and strengthen existing academic offerings, as well as to reach new and diverse audiences.
  - AA and BA in Retail Management
  - BS and MS in Accounting
  - AA in Criminal Justice
  - MS in Sports & Health Sciences
  - BA and MA in Reverse Logistics – *among the first of its kind*

5

Conformance Creates Higher Standards Than Compliance For profit data sharing initiatives not required by Department of Education: Transparency by Design: 2008-current public companies participating - APEI, CPLA, BPI http://wcet.wiche.edu/advance/transparency-by-designWCET/Gates Predictive Analytics for Online Student Retention:Public companies participating - APOL, APEIhttp://wcet.wiche.edu/advance/par-framework The Accord:  20 regionally accredited for-profit institutions agreeing to transparency standards  Public companies participating - APEI, STRA 6

Second quarter 2011 revenues increased 31% year-over-year to $60.8 million Operating income increased 27% year-over-year to $14.9 million Net income increased 29% y/y to $9.0 million, or $0.49 per diluted share Strong Balance Sheet with No Debt $94.5 million in Cash & Cash Equivalents Second Quarter 2011 Financial Highlights 7

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. 1 On January 3, 2011, APUS combined one-credit lab courses with their related three-credit classes. As a result, the company now reports future net course registrations for the resulting four-credit courses as one registration. In the third quarter 2011 outlook, net course registration growth rates exclude other non-credit registrations and are presented as if labs and classes were combined in the prior year period. Below we show adjusted third quarter 2010 net course registrations as originally reported and adjusted to combine lab courses with their related class: Third Quarter 2010 As Reported Adjusted Net Course Registrations Net Course Registrations from New Students  69,200 16,000 66,000 15,600 Third Quarter 2011 (Y/Y) approximately 35% 28% 29% $0.41 to $0.43Earnings per diluted share Revenue growth Net course registration growth Net course registration growth from new students Third Quarter 2011 Outlook 8

Second Quarter 2011 Conference Call August 2, 2011 Leading the Way